PRESS RELEASE

Dick's Sporting Goods Announces Quarterly Dividend

PITTSBURGH, Pa., February 14, 2012 - The Board of Directors of Dick's Sporting Goods, Inc. (NYSE: DKS) declared a quarterly dividend of $0.125 per share on the Company's Common Stock and Class B Common Stock, payable on March 30, 2012, to stockholders of record at the close of business on March 2, 2012.
About Dick's Sporting Goods, Inc.

Dick's Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand-name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of January 12, 2012, the Company operated 480 Dick's Sporting Goods stores in 43 states, 81 Golf Galaxy stores in 30 states and e-commerce websites and catalog operations for both Dick's Sporting Goods and Golf Galaxy. Dick's Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company's website is not part of this release.
Contact

Timothy E. Kullman, EVP - Finance, Administration, and Chief Financial Officer or Anne-Marie Megela, Director, Investor Relations (724) 273-3400 investors@dcsg.com